Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

ALFRED L. YOUNG APPOINTED CHIEF OPERATING OFFICER FOR LASALLE

HOTEL PROPERTIES

BETHESDA, MD, October 6, 2009 – LaSalle Hotel Properties (NYSE: LHO) today announced that Mr. Alfred L. Young has been appointed Executive Vice President and Chief Operating Officer effective November 3, 2009. Mr. Young is currently the Managing Director-Hospitality for Caribbean Property Group. Prior to joining Caribbean Property Group, Mr. Young was employed by LaSalle Hotel Properties from 2000-2007 serving in both asset management and acquisition roles.

“We are very pleased and excited to have Al returning to LaSalle,” said Mr. Michael D. Barnello, President and Chief Executive Officer for LaSalle Hotel Properties. “He brings a vast amount of hospitality industry experience, particularly in the asset management and acquisitions arenas. The Board believes Al’s tremendous knowledge of the industry, the Company’s strategies and its culture made him the ideal person to help LaSalle Hotel Properties continue to be a leader in the hospitality industry.”

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

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